                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 23, 1998


                      ECHOSTAR COMMUNICATIONS CORPORATION



            NEVADA                    0-26176               88-0336997
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
incorporation)                        Number)               Identification No.)


             5701 SOUTH SANTA FE DRIVE, LITTLETON, COLORADO 80120


                                (303) 723-1000

ITEM 5.  OTHER EVENTS

     EchoStar Communications Corp. (NASDAQ: DISH, DISHP) announced today that it has commenced cash tender offers to purchase any and all of the following debt securities issued by its direct and indirect subsidiaries: the $375 million aggregate outstanding principal amount of 12 1/2% Senior Secured Notes due 2002 issued by EchoStar DBS Corporation; the 12 7/8% Senior Secured Discount Notes due 2004, with an accreted value as of Jan. 1, 1999, of $592.8 million, issued by Dish, Ltd.; and the 13 1/8% Senior Secured Discount Notes due 2004, with an accreted value as of Jan. 1, 1999, of $498.1 million, issued by EchoStar Satellite Broadcasting Corporation. The issues of notes described above are referred to as "the Notes." The tender offers are part of a plan to refinance existing indebtedness at more favorable rates and terms. The terms and conditions of the tender offers are set forth in an Offer to Purchase and Consent Solicitations Statement and a related Consent and Letter of Transmittal. The tender offers will expire at 12:00 midnight, Eastern Time on Friday, Jan. 22, 1999, unless extended.

     In conjunction with the tender offers, EchoStar is soliciting consents to certain proposed amendments to the indentures governing the Notes that would eliminate substantially all of the restrictive covenants and would amend certain other provisions. Adoption of the proposed amendments requires the consent of holders of not less than a majority, in the case of certain proposed amendments, and not less than two-thirds, in the case of the other proposed amendments, of the aggregate principal amount of each issue of Notes. Holders who tender their Notes will be required to consent to the proposed amendments.

     The purchase price for the Notes will be determined in accordance with a pricing formula that is based on a fixed spread of 75 basis points above the yield on the 6 1/8% U.S. Treasury Note due July 31, 2000, for the 12 1/2% Notes; 6 3/4% U.S. Treasury Note due June 30, 1999, for the 12 7/8% Notes and 6 7/8% U.S. Treasury Note due March 31, 2000, for the 13 1/8% Notes. The purchase price includes a consent payment of $20 per $1,000 principal amount of the 12 1/2% Notes or per the accreted value of each $1,000 principal amount at maturity of the 12 7/8% Notes and the 13 1/8% Notes, to holders who tender their Notes and give their consent at, or prior to 12:00 midnight, Eastern Time on January 7, 1999, unless extended.

     Closing of the tender offers is subject to the receipt by EchoStar or its subsidiaries of the proceeds of a new debt financing or financings necessary to pay the consideration payable in connection with the tender offers and the consent solicitations, the receipt of the required consents from the holders of Notes, the receipt of the required consents and waivers from the holders of Exchange Notes as described below and certain other conditions described in the Offer to Purchase and Consent Solicitation Statement.



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

     EchoStar also today announced that it has sent to all holders of EchoStar's issued and outstanding 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004 (the "Series B Preferred") a notice to exchange all of the outstanding shares of Series B Preferred into 12 1/8 % Senior Exchange Notes (the "Exchange Notes") on the terms and conditions set forth in the certificate of designation relating to the Series B Preferred. Subject to satisfaction of certain conditions to the exchange, the Exchange Notes will be issued on Jan. 4, 1999, or as soon as practicable thereafter. Immediately following the exchange, EchoStar intends to commence an offer to purchase any and all outstanding Exchange Notes and to solicit consents from the registered holders to amendments to the indenture governing the Exchange Notes. The proposed amendments relating to the Exchange Notes are expected to include amendments similar to the proposed amendments to the Notes and the Company expects to offer similar compensation to holders of Exchange Notes as it has offered to holders of Notes. If the tender offer for the Exchange Notes is commenced on Jan. 4, 1999, the Company expects that the time by which the holders must tender their Exchange Notes to be entitled to a consent payment will be midnight, Friday, Jan. 8, 1999, unless extended. Receipt of the requisite consents to the proposed amendments to the indenture governing the Exchange Notes would be a condition to such payments to holders of Exchange Notes and to consummation of the tender offers for both the Notes and the Exchange Notes. This statement does not constitute an offer to purchase, or a solicitation of an offer to sell any Exchange Notes. Such an offer will only be made pursuant to an Offer to Purchase and Consent Solicitation Statement after issuance of the Exchange Notes.

     Donaldson, Lufkin & Jenrette Securities Corporation is acting as the sole dealer manager in connection with the tender offers for the Notes. Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities LLC are acting as co-financial advisors in connection with the consent solicitations. The depositary for the tender offers is U.S. Bank Trust National Association. Copies of the Offer to Purchase and Consent Solicitation Statement and additional information concerning the terms of the tender offers may be obtained by contacting Donaldson, Lufkin & Jenrette Securities Corporation at (212) 892-7054.

     Certain matters discussed in this statement are "forward looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These "forward looking statements" can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects," or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: a total or partial loss of a satellite due to operational failures, space debris or otherwise; uncertainty as to the Company's future profitability; the Company's ability to develop and implement operational and financial systems to manage rapidly growing operations; an increase in competition from cable television, Direct Broadcast Satellite ("DBS"), other satellite system operators, and other



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

providers of subscription television services; the introduction of new technologies and competitors into the subscription television business; a merger of existing DBS competitors; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with such businesses; the Company's ability to obtain financing on acceptable terms to finance the Company's growth strategy and for the Company to operate within the limitations imposed by financing arrangements; uncertainty as to the future profitability of acquired businesses; trends in the cable television, broadcast television and satellite television industries; impediments to the retransmission of local or distant broadcast network signals; a decrease in sales of digital equipment and related services to international service providers; a decrease in Dish Network subscriber growth; an increase in subscriber acquisition costs; lower than expected demand for the Company's delivery of local broadcast network signals; changes in relationships with customers; changes in the regulatory environment, such as the inability of the Company to retain necessary authorizations from the Federal Communications Commission ("FCC") or a change in the regulations governing the subscription television service industry; the outcome of pending litigation and regulatory inquiries; an unexpected business interruption due to the failure of third parties to remediate Year 2000 issues; and the impact of accounting policies required to be adopted. Other factors that could materially affect such forward-looking statements can be found in EchoStar's periodic reports filed with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this statement and EchoStar undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, EchoStar Communications Corporation, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ECHOSTAR COMMUNICATIONS CORPORATION


                                       By: /s/ DAVID K. MOSKOWITZ
                                           -------------------------
                                           David K. Moskowitz
                                           Senior Vice President and
                                           General Counsel


Date:  December 23, 1998





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